Exhibit 99.1

PRESS RELEASE May 3, 2017

Arrowhead Reports Fiscal 2017 Second Quarter Results

- Conference Call and Webcast Today at 4:30 p.m. EDT

PASADENA, Calif., May 3, 2017 — Arrowhead Pharmaceuticals, Inc. (NASDAQ: ARWR), today announced financial results for its fiscal 2017 second quarter ended March 31, 2017. The company is hosting a conference call at 4:30 p.m. EDT to discuss results.

Conference Call and Webcast Details

Investors may access a live audio webcast on the Company's website at http://ir.arrowheadpharma.com/events.cfm. For analysts that wish to participate in the conference call, please dial 855-215-6159 or 315-625-6887 and enter Conference ID 12326590.

A replay of the webcast will be available on the company’s website approximately two hours after the conclusion of the call and will remain available for 90 days. An audio replay will also be available approximately two hours after the conclusion of the call and will be available for 3 days. To access the audio replay, dial 855-859-2056 or 404-537-3406 and enter Conference ID 12326590.

Selected Fiscal 2017 Second Quarter and Recent Events

•	Presented clinical data on former drug candidates ARC-520, ARC-521, and ARC-AAT at the EASL International Liver Congress with data that included the following findings:
o	Multiple-dose treatment with ARC-520 in combination with entecavir led to:
▪	Reductions in hepatitis B surface antigen, or HBsAg, of up to 3.1 logs with a mean maximum reduction of 2.2 logs
▪	Reductions in HBV DNA of several logs and to an undetectable level in many patients
o	ARC-521 appeared active against HBV gene products derived from both cccDNA and integrated HBV DNA

o	ARC-AAT treatment led to deep, durable, and dose-dependent reductions of serum AAT with similar levels of knockdown observed in healthy volunteers and patients
•	Continued progress on preclinical pipeline including ARO-HBV, ARO-AAT, ARO-F12, ARO-HIF2 and additional programs against undisclosed targets
•	Continued progress on cardiovascular disease collaboration with Amgen, which includes ARO-LPA and ARO-AMG1
•	Made key advancements in platform technology development including:
o	A proprietary subcutaneously administered, liver-targeted delivery vehicle
o	An extra-hepatic delivery platform, which includes multiple designs and structures depending on the type of extra-hepatic tissue that is being targeted

Selected Fiscal 2017 Second Quarter Financial Results

ARROWHEAD PHARMACEUTICALS, INC.
CONSOLIDATED CONDENSED FINANCIAL INFORMATION (unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
OPERATING SUMMARY	2017	2016	2017	2016

REVENUE	$8,985,930	$43,750	$13,351,426	$87,500
OPERATING EXPENSES
Research and development	6,976,825	10,020,826	16,503,876	20,359,659
Salaries and payroll-related costs	3,583,999	4,248,693	7,860,105	8,168,579
General and administrative expenses	1,622,873	3,818,335	3,477,048	5,769,944
Stock-based compensation	1,744,231	2,416,839	4,168,673	4,797,182
Depreciation and amortization	1,187,644	803,912	2,373,255	1,598,261
TOTAL OPERATING EXPENSES	15,115,572	21,308,605	34,382,957	40,693,625
OPERATING LOSS	(6,129,642)	(21,264,855)	(21,031,531)	(40,606,125)
OTHER INCOME/(EXPENSE), PROVISION FOR INCOME TAXES	87,085	448,995	2,902,864	525,851
NET LOSS	$(6,042,557)	$(20,815,860)	$(18,128,667)	$(40,080,274)

NET LOSS PER SHARE (BASIC AND DILUTED):	$(0.08)	$(0.35)	$(0.25)	$(0.67)
WEIGHTED AVERAGE SHARES OUTSTANDING	74,629,855	59,779,128	73,019,726	59,663,270

FINANCIAL POSITION SUMMARY	March	September
	31, 2017	30, 2016
CASH AND CASH EQUIVALENTS	61,718,971	85,366,448
SHORT-TERM INVESTMENTS	24,910,492	-
TOTAL CASH RESOURCES (CASH AND INVESTMENTS)	86,629,463	85,366,448
OTHER ASSETS	40,242,180	42,810,057
TOTAL ASSETS	126,871,643	128,176,505
TOTAL LIABILITIES	33,535,154	33,152,246
TOTAL STOCKHOLDERS' EQUITY	93,336,489	95,024,259
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	126,871,643	128,176,505

SHARES OUTSTANDING	74,772,103	69,746,685

About Arrowhead Pharmaceuticals

Arrowhead Pharmaceuticals develops medicines that treat intractable diseases by silencing the genes that cause them. Using a broad portfolio of RNA chemistries and efficient modes of delivery, Arrowhead therapies trigger the RNA interference mechanism to induce rapid, deep, and durable knockdown of target genes. RNA interference, or RNAi, is a mechanism present in living cells that inhibits the expression of a specific gene, thereby affecting the production of a specific protein. Arrowhead’s RNAi-based therapeutics leverage this natural pathway of gene silencing.

For more information, please visit www.arrowheadpharma.com, or follow us on Twitter @ArrowheadPharma. To be added to the Company's email list and receive news directly, please visit http://ir.arrowheadpharma.com/alerts.cfm.

Safe Harbor Statement under the Private Securities Litigation Reform Act:

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the safety and efficacy of our product candidates, the duration and impact of regulatory delays in our clinical programs, our ability to finance our operations, the future success of our scientific studies, our ability to successfully develop drug candidates, the timing for starting and completing clinical trials, rapid technological change in our markets, and the enforcement of our intellectual property rights. Our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q discuss some of the important risk factors that may affect our business, results of operations and financial condition. We assume no obligation to update or revise forward-looking statements to reflect new events or circumstances.

Contacts:

Arrowhead Pharmaceuticals, Inc.

Vince Anzalone, CFA

626-304-3400

ir@arrowheadpharma.com

Investors and Media:

LifeSci Advisors, LLC

Matthew P. Duffy
212-915-0685

matthew@lifesciadvisors.com

www.lifesciadvisors.com

Source: Arrowhead Pharmaceuticals, Inc.

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